CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 26, 2017, relating to the financial statements and financial highlights, which appears in the February 28, 2017 Annual Report on Form N-CSR of JPMorgan U.S. Government Money Market Fund (a series of JPMorgan Trust II). We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 27, 2017